August  31,  1999



Level  8  Systems,  Inc.
8000  Regency  Parkway
Cary,  North  Carolina  27511

     Re:  Registration  Statement  on  Form  S-8
          Level  8  Systems,  Inc.
          1997  Stock  Option  Plan,  as  Amended  and  Restated

Ladies  and  Gentlemen:

     We have served as counsel for Level 8 Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an additional 1,200,000 shares (the "Shares") of common stock, $.001 par value, of the Company, to be issued and sold by the Company pursuant to the Level 8 Systems, Inc. Stock Option Plan, as Amended and Restated (the "Plan").

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the grants of securities pursuant to the Plan as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

     We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Delaware.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     1.     The  Shares  have  been  duly  authorized;  and

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     2.     Upon  the  issuance  and  delivery  of the Shares and the receipt of payment therefor as provided in the Plan and as contemplated by the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                              Very  truly  yours,


                         /s/  POWELL,  GOLDSTEIN,  FRAZER  &  MURPHY  LLP